UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2019

LendingClub Corporation (Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 200, San Francisco, CA 94105
(Address of principal executive offices and zip code)
(415) 632-5600 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K amends the Current Report on Form 8-K filed by LendingClub Corporation (the “Company”) on March 29, 2019 (the “Original 8-K”). The Company is amending the Original 8-K for the sole purpose of replacing Exhibit 10.1 from the Original 8-K with a new Exhibit 10.1 in connection with the new rules and procedures adopted by the Securities and Exchange Commission (the “SEC”) for exhibits containing information that is both not material and would be competitively harmful if publicly disclosed and the Company’s withdrawal of its Confidential Treatment Request pertaining to the same exhibit. Exhibit 10.1 hereto supersedes in its entirety Exhibit 10.1 to the Original 8-K.

Except as stated herein, this Current Report on Form 8-K/A does not reflect events occurring after the filing of the Original 8-K on March 29, 2019 and no attempt has been made in this Current Report on Form 8-K/A to modify or update the disclosure as presented in the Original 8-K. Accordingly, this Form 8-K/A should be read in conjunction with the Original 8-K and the Company’s filings with the SEC subsequent to the filing of the Original 8-K.

Item 1.01	Entry into a Material Definitive Agreement

On March 25, 2019, LendingClub Warehouse I LLC (the “Warehouse”), a wholly-owned subsidiary of the Company, entered into an Amended and Restated Warehouse Credit Agreement (the “Amended and Restated Warehouse Agreement”) with certain lenders from time to time party thereto (the “Lenders”), Citibank, N.A. as administrative agent (the “Administrative Agent”), and Wilmington Trust, National Association as collateral trustee and as paying agent (in such capacities, respectively, the “Collateral Trustee” and the “Paying Agent”), pursuant to which the Lenders agreed to provide a $250 million secured revolving credit facility (the “Credit Facility”) to the Warehouse.

The Amended and Restated Warehouse Agreement amends and restates, in its entirety, the Warehouse Credit Agreement dated as of October 10, 2017, among the Warehouse, the Lenders, the Administrative Agent, the Collateral Trustee, and the Paying Agent.

The Amended and Restated Warehouse Agreement extends the term of the Credit Facility such that the Warehouse may draw upon the Credit Facility until the earlier of October 10, 2020 or another event that constitutes a “Commitment Termination Date” under the agreement, and contains customary representations and warranties, as well as affirmative and negative covenants. Proceeds under the Credit Facility may only be used to purchase certain unsecured consumer loans, including related assets, from the Company and to pay fees and expenses related to the Credit Facility.

The foregoing description of the Amended and Restated Warehouse Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Amended and Restated Warehouse Credit Agreement dated March 25, 2019*

* Certain information in the exhibit has been omitted pursuant to Item 601(b)(2) of Regulation S-K because it is both not material and would be competitively harmful if publicly disclosed. The Company undertakes to furnish, supplementally, a copy of the unredacted exhibit to the SEC upon request.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date: June 6, 2019	By:	/s/ Brandon Pace
Brandon Pace
General Counsel and Secretary
(duly authorized officer)